UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2018

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

One Stop Systems, Inc. (the “Registrant”) held its 2018 Annual Meeting of Stockholders on May 22, 2018 (the “2018 Annual Meeting”) at Vintana at the Centre, Crown Point Conference Room, 1205 Auto Park Way, Escondido, California 92029. At the close of business on March 29, 2018, the record date for the 2018 Annual Meeting, there were 12,767,289 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Registrant. At the 2018 Annual Meeting, 10,135,045 of the 12,767,289 outstanding shares of common stock entitled to vote, or approximately 79.38%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the 2018 Annual Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 20, 2018.

The final voting results on the proposals presented for stockholder approval at the 2018 Annual Meeting were as follows:

Proposal 1

The Registrant’s stockholders elected six directors, each to serve until the Registrant’s next Annual Meeting of Stockholders, and until his successor is duly elected and qualified, as set forth below:

				BROKER
NAME	FOR	AGAINST	WITHHELD	NON-VOTES
Steve Cooper	9,615,255	0	14,249	505,541
Randy Jones	9,615,255	0	14,249	505,541
David Raun	9,462,380	0	167,124	505,541
John Reardon	9,615,255	0	14,249	505,541
Kenneth Potashner	9,459,231	0	170,273	505,541
Jack Harrison	9,462,380	0	167,124	505,541

Proposal 2

The Registrant’s stockholders ratified the selection of Haskell & White LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as set forth below:

FOR	AGAINST	ABSTAIN
10,111,294	952	22,799

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: May 25, 2018	By:	/s/ Steve Cooper
Steve Cooper
President, Chief Executive Officer and Chairman